EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 4, 2004 relating to the financial statements and financial statement schedule, which appears in Asyst Technologies, Inc.’s Annual Report on Form 10-K for the year ended March 27, 2004.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
San Jose, California
January 12, 2005